Exhibit 99.3

As Approved by the Boards of Directors

of Fifth Third Bancorp on March 14, 2016

and of Fifth Third Bank on March 14, 2016

CHARTER

OF THE

FINANCE JOINT COMMITTEE

OF THE

BOARDS OF DIRECTORS

OF FIFTH THIRD BANCORP

AND OF FIFTH THIRD BANK

I. AUTHORITY AND MEMBERSHIP

The Finance Joint Committee (the “Committee”) shall be a joint committee of the Boards of Directors of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), and Fifth Third Bank, an Ohio banking corporation (the “Bank”).

A.	Appointment and Removal

The members of the Committee are appointed annually by the Boards of Directors of the Corporation and the Bank on the recommendation of the Nominating and Corporate Governance Committee of the Corporation.

The members shall serve until their successors are duly elected by the Boards of Directors of the Corporation and the Bank.

B.	Constitution of the Committee

The Committee shall be comprised of three or more directors of the Corporation. At least three members of the Committee must be directors of the Bank.

C.	Committee Leadership

The Chair of the Committee shall be appointed by the Board of Directors of the Corporation and shall preside at all meetings of the Committee at which he/she is present. In the absence of the Chair of the Committee, the Chair of the Committee may appoint one of the members of the Committee to preside at the meeting or one of the members present shall be chosen by the members of the Committee present to preside at the meeting.

D.	Quorum

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that it is being adjourned.

E.	Authority Vested in Committee

The Committee has the authority, to the extent it deems necessary or appropriate in its sole discretion, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation and/or the Bank to provide the Committee with the support of one or more Corporation and/or Bank employees to assist it in carrying out its duties. The Corporation and/or the Bank shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee may request any officer or employee of the Corporation and/or the Bank or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

II. PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of the Corporation and the Bank in the management of the business, properties and affairs of the Corporation and the bank that may be permissibly exercised by a committee thereof.

III. RESPONSIBILITIES OF THE COMMITTEE

A.	Charter Review

•	Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter; and

•	Publicly disclose the charter and any such amendments at the times and in the manner required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.

B.	Exercise Power of Board of Directors

The Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided in the Corporation’s Code of Regulations to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Committee with respect to:

•	Filling vacancies in the Board of Directors;

•	Filling vacancies in any committee of the Board of Directors (including this Committee);

•	Appointing committees of the Board of Directors;

•	Designation of the Corporation’s Chief Executive Officer;

•	Removal of officers of the Corporation;

•	Removal of members of any committee of the Board of Directors (including this Committee);

•	Declaration of any dividend;

•	Exercising any authority granted to any other committee of the Board of Directors;

•	Taking any action which, under any applicable securities, tax, banking or other laws, rules or regulations or requirements applicable to Nasdaq National Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted and/or traded, may only be taken by a committee of directors meeting certain qualifications (such as “independence”) if the Committee members do not meet those qualifications;

•	Taking any action reserved to the shareholders of the Corporation; or

•	Taking any action not permitted to be taken by a committee of the Board of Directors by law, the Corporation’s Articles of Incorporation or the Corporation’s Code of Regulations.

C.	General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly.

•	As appropriate, meet separately without management or with particular members of management only in executive session.

•	Report to the full Board of Directors on the Committee’s activities at each meeting of the Board of Directors of the Corporation and the Bank.

•	Maintain minutes or other records of the Committee’s meetings and activities.

•	Form and delegate authority to subcommittees or members when appropriate.

•	Annually review the performance of the Committee.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation and/or the Bank whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board of Directors of the Corporation and/or the Bank as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.